EXHIBIT   2.1


                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER is made this 18th day of March, 2003, by and among WENTWORTH II, INC., a Delaware corporation having its principal place of business at c/o Strategic Asset Management LLC, 650 South Cherry Street, Suite 420, Denver, Colorado 80246 ("Wentworth"), NATURAL GOLF ACQUISITION CORP.., a Delaware corporation having its principal place of business at c/o Strategic Asset Management LLC, 650 South Cherry Street, Suite 420, Denver, Colorado 80246 ("Natural Golf Acquisition Corp.") and NATURAL GOLF CORPORATION, an Illinois corporation having its principal place of business at 1200 Business Center Drive, Suite 400, Mount Prospect, Illinois 60056 ("Natural Golf"). Wentworth, Natural Golf Acquisition Corp. and Natural Golf are hereinafter sometimes collectively referred to as "Parties" and individually as "Party."

         WHEREAS, Natural Golf is authorized to issue 4,000,000 shares of common stock, no par value per share, of which Natural Golf has outstanding an aggregate of 2,362,641 shares of common stock, warrants to purchase 529,108 shares of common stock and debentures and notes convertible into 1,067,358 shares of common stock (the common stock issued and outstanding, underlying the warrants and issuable upon conversion of outstanding debentures and notes, is hereinafter collectively referred to as the Shares); and

         WHEREAS, Wentworth is authorized to issue 40,000,000 shares of common stock, par value $.01 per share (the "Wentworth Common Stock"), of which 200,000 shares (the "Issued Wentworth Shares") are issued and outstanding and 10,000,000 shares of preferred stock, par value $.01 share (the "Wentworth Preferred Stock"), of which no shares are issued or outstanding. The Wentworth Common Stock and the Wentworth Preferred Stock are referred to collectively herein as the "Wentworth Shares"; and

         WHEREAS, Natural Golf Acquisition Corp. is a wholly owned subsidiary of Wentworth and is authorized to issue 1,000 shares of common stock, par value $.01 (referred to as the "Natural Golf Acquisition Corp. Shares"), all of which such Natural Golf Acquisition Corp. Shares are issued and outstanding and owned by Wentworth; and

         WHEREAS, the respective Boards of Directors of Wentworth, Natural Golf Acquisition Corp. and Natural Golf (together with Wentworth and Natural Golf Acquisition Corp., the "Companies") deem it advisable and generally to the advantage and welfare of each respective Company, and their respective shareholders, that Natural Golf Acquisition Corp. be merged with and into Natural Golf (following the Effective Time, the "Surviving Corporation") under the terms and conditions hereinafter set forth (the "Merger"), the Merger to be effected pursuant to the Delaware General Corporation Law and the Illinois
Business  Corporation Act and the Merger to be a tax free  reorganization  under
Section 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises, covenants and conditions hereof, the parties hereto do mutually agree as follows:

1. VOTES ON MERGER AND RELATED MATTERS. Natural Golf Acquisition Corp. and Natural Golf (the "Constituent Corporations") shall each, as soon as practicable but prior to Closing (as defined below) (i) cause a special meeting of its shareholders, to be called to consider and vote upon the Merger on the terms and conditions hereinafter set forth, or (ii) obtain written consent of such shareholders, as is necessary to approve the Merger. If the Merger is approved in accordance with applicable law, subject to the further conditions and provisions of this Agreement, a closing of this Agreement shall be held (the "Closing") and a Certificate of Merger and Articles of Merger, and all other documents or instruments deemed necessary, convenient or appropriate by the parties hereto to effect the Merger, shall be executed and filed with the Secretary of State of the States of Delaware and Illinois, respectively, as promptly as possible thereafter. The Certificate of Merger and Articles of Merger so filed shall be substantially in the form of Exhibits A and B annexed hereto, with such changes therein as the respective Boards of Directors of Natural Golf Acquisition Corp. and Natural Golf shall mutually approve. The time when the last of the Certificate of Merger or Articles of Merger become effective is referred to herein as the "Effective Time."

2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF NATURAL GOLF. Natural Golf represents, warrants and covenants as follows, except to the extent set forth on the schedule of exceptions in SCHEDULE A that is annexed hereto and made a part hereof, with such exceptions to apply solely to the representations as to which they are scheduled except to the extent otherwise specifically cross-referenced:

     2.1. ORGANIZATION; CAPITALIZATION. Natural Golf is, and on the effective date of the Merger (the "Effective Date") will be, a duly organized and a validly existing corporation in good standing under the laws of the State of Illinois, and has all requisite corporate power and authority to own its properties and operate its business as presently conducted. There are issued and outstanding, and on the Effective Date there will be, issued and outstanding, only the 2,362,641 shares of common stock, warrants to purchase 529,108 shares of common stock and debentures and notes convertible into 1,067,358 shares of common stock, all of which are, and on the Effective Date will be, duly authorized and validly issued. Other than the securities set forth in the last sentence, there are, and on the Effective Date there will be, no outstanding rights, options or warrants to purchase any equity interest in Natural Golf, and there will be no other issued or outstanding securities of any nature convertible into or exercisable or exchangeable for equity securities of Natural Golf.

     2.2. AUTHORITY. Natural Golf has, and on the Effective Date will have, full power and authority to enter into this Agreement and, subject to any required shareholder or other third party approval in accordance with the laws of the State of Illinois, to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by all requisite corporate action on the part of Natural Golf and, prior to the Closing, will have been approved by all shareholders of Natural Golf whose consent is required under applicable law and the Articles of Incorporation, as amended, and Bylaws (collectively the "Organizational Documents") of Natural Golf.

     2.3. BINDING AGREEMENT. This Agreement has been duly executed and delivered by Natural Golf and constitutes the legal, valid and binding obligation of Natural Golf, enforceable against it in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of rights hereunder or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     2.4. NO CONFLICTS. The execution and delivery by Natural Golf of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by Natural Golf will not conflict with, result in a breach of or constitute or give rise to a default under (i) any indenture, mortgage, deed of trust or other agreement, instrument or contract to which Natural Golf is now a party or by which it or any of its assets or properties are bound; (ii) Natural Golf's Organizational Documents; or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Natural Golf or any of its business or properties wherein such breach could have a material adverse effect on Natural Golf or any of its business or properties.

     2.5. SUBSIDIARIES. Natural Golf has on the Effective Date three wholly owned subsidiaries: Natural Golf Field Sales Corporation (an Illinois Corporation), Natural Golf Schools Corporation (an Illinois Corporation), and Natural Golf Products Corporation (an Illinois Corporation).

     2.6. BUSINESS QUALIFICATIONS. Natural Golf is an Illinois corporation. Natural Golf is, and on the Effective Date will be, qualified or licensed as a foreign corporation in all jurisdictions where its business or ownership of assets so requires, except where the failure to be qualified or licensed would not be reasonably expected to have a material adverse effect on the business of Natural Golf. The business of Natural Golf does not require it to be registered as an investment company or investment adviser, as such terms are defined under the Investment Company Act of 1940 and the Investment Advisers Act of 1940, each as amended.

     2.7. FINANCIAL STATEMENTS. All financial statements of Natural Golf previously delivered to Wentworth (the "Financial Statements") fairly present in all material respects the financial pos0ition, results of operations and other information purported to be shown therein of Natural Golf, at the dates and for the respective periods to which they apply. All such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved, and have been adjusted for all normal and recurring accruals and are incorporated herein by reference.

     2.8. MATERIAL ADVERSE CHANGE. There has not been, and on the Effective Date there will not have been in the aggregate, any material adverse change in the condition, financial or otherwise, of Natural Golf from November 30, 2002.

     2.9. ORDINARY COURSE OF BUSINESS. Except for transactions occurring in the ordinary course of business, there has not been, and on the Effective Date there will not have been, any transactions involving Natural Golf since November 30, 2002 in an amount in excess of $75,000.

     2.10. LIABILITIES; CLAIMS. There are, and on the Effective Date will be, no liabilities of (including, but not limited to, tax liabilities) or claims against Natural Golf (whether such liabilities or claims are contingent or absolute, direct or indirect, matured or unmatured) not appearing on the

Financial Statements, other than (i) liabilities incurred in the ordinary course of business since November 30, 2002, (ii) taxes accrued on earnings since November 30, 2002 which are not yet due or payable, or (iii) liabilities which in the aggregate do not exceed $25,000.

     2.11. TAX RETURNS. All federal, state, county and local income, excise, property and other tax returns required to be filed by Natural Golf have been filed, and all required taxes, fees or assessments have been paid or an adequate reserve therefor has been established in the Financial Statements. The federal income tax returns and state and foreign income tax returns of Natural Golf have not been audited by the Internal Revenue Service ("IRS") or any other taxing authority within the past five (5) years. Neither the IRS nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties with respect to Natural Golf or any of its operations or businesses. There are no pending, or to the knowledge of Natural Golf, threatened, tax claims or assessments, and there are no pending, or to the knowledge of Natural Golf, threatened, tax examinations by any taxing authorities. Natural Golf has not given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns of Natural Golf for any year.

     2.12. TITLE TO ASSETS. Except as provided for in the Financial Statements, Natural Golf, has, and on the Effective Date will have, good and marketable title to all of its furniture, fixtures, equipment and other assets owned or used by Natural Golf, and such assets are owned free and clear of all security interests, pledges, liens, restrictions and encumbrances of every kind and nature. Natural Golf is the owner of its inventory as set forth in the Financial Statements and has good and marketable title thereto.

     2.13. ACCOUNTS RECEIVABLE. The accounts receivable as set forth in the Financial Statements represent amounts due for goods sold or services rendered by Natural Golf in the ordinary course of business and, except as reserved for in the Financial Statements, Natural Golf believes are collectable in the ordinary course of business.

     2.14. MATERIAL CONTRACTS. A copy (or summary if oral) of all agreements, contracts, arrangements, understandings and commitments, whether written or oral, to which Natural Golf is a party, or from which Natural Golf will receive substantial benefits and which are material to Natural Golf (collectively, "Natural Golf Contracts"), has been delivered to Wentworth or its counsel. Any Natural Golf Contracts entered into between the date hereof and the Effective Date will be delivered to Wentworth or its counsel prior to Closing. Natural Golf is not now, nor will it be on the Effective Date, in material default under any Natural Golf Contract. The validity and enforceability of, and rights of Natural Golf contained in, each such Natural Golf Contract shall not be adversely effected by the Merger or the transactions contemplated hereby or any actions taken in furtherance hereof.

     2.15. LEGAL PROCEEDINGS. There are, and on the Effective Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending, or to Natural Golf's knowledge, threatened, involving Natural Golf, individually or in the aggregate, in which an unfavorable determination could result (i) in suspension or termination of Natural Golf's business or authority to conduct such business in any jurisdiction, (ii) in the payment by Natural Golf of more than $100,000, or challenging the validity or propriety of the transactions contemplated by this Agreement, or (iii) material adverse effect on Natural Golf's business or financial condition. Natural Golf is not a party to any order, judgment or decree, which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of Natural Golf.

     2.16. CERTAIN TRANSACTIONS. Since November 30, 2002, there have been, and through the Effective Date there will be (i) no bonuses or extraordinary compensation paid to any of the officers or shareholders of Natural Golf, (ii) no loans made to or any other transactions with any of the officers or shareholders of Natural Golf or their families and (iii) no dividends or other distributions declared or paid by Natural Golf.

     2.17. INSURANCE. Natural Golf has, and on the Effective Date will have, maintained casualty and liability policies and other insurance policies with respect to its business which are appropriate and customary for businesses similar in size, industry and risk profile. Copies of all of the policies of insurance and bonds presently in force with respect to Natural Golf, including without limitation those covering properties, buildings, machinery, equipment, worker's compensation, officers and directors and public liability, have been made available to Wentworth, and summaries of the same have been delivered to Wentworth. All such insurance is outstanding and in full force and effect, with all premiums thereon duly paid, and Natural Golf has not received any notice of cancellation of any such policies.

     2.18. INTELLECTUAL PROPERTY. Natural Golf has, and on the Effective Date will have a number of patents, patent applications, trademarks, trademark registrations or applications, trade names, copyrights, copyright registrations and applications, and other intellectual property detailed in Attachment
Schedule 2.18. Natural Golf does not have knowledge of any infringements by it of any third party's intellectual property.

     2.19. COMPLIANCE WITH LAWS. Natural Golf has, and on the Effective Date will have, in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations, except where the failure to so comply did not have and would not be expected to have a material adverse effect on its business, financial condition or property.

     2.20. RELATED PARTY CONTRACTS. There are, and on the Effective Date there will be, no loans, leases or other Natural Golf Contracts outstanding between Natural Golf and any of its officers, directors or holders of 5% or more of the Shares or any person related to or affiliated with any such officers, directors or holders of 5% or more of the Shares.

     2.21. OFFICER AND DIRECTOR INFORMATION. During the past five year period neither Natural Golf, nor any of its officers or directors, nor any person intended upon consummation of the Merger to be nominated by Natural Golf to become an officer or director of Wentworth or any successor entity or subsidiary, has been the subject of:

          (a) a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of Natural Golf or such person, or any partnership in which Natural Golf or any such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which Natural Golf or any such person was an executive officer at or within two years before the time of such filing;

          (b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);

          (c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining Natural Golf or any such person from, or otherwise limiting, the following activities:

               i. Acting as a futures commission  merchant,  introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

               ii. Engaging in any type of business practice; or

                    iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

          (d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of Natural Golf or any such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

          (e) a finding by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the "Commission") to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

          (f) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated. All items described in clauses (a) through (f) above are collectively referred to herein as "Bad Events."

     2.22. BENEFIT PLANS. Natural Golf does not have any pension plan, profit sharing or similar employee benefit plan.

     2.23. CONSENTS AND APPROVALS. Except for the consent and approval of the shareholders of Natural Golf and the filing of the Articles of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Natural Golf of this Agreement and (ii) the consummation by Natural Golf of the Merger and of all other transactions contemplated hereby.

     2.24. FINDER'S FEES. Natural Golf knows of no person who rendered any service in connection with the introduction of the Parties to any of the other Parties, for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby, except for Keating Investments, LLC which will receive up to 200,000 shares of Wentworth Common Stock as a fee in connection with the Merger.

     2.25. EMPLOYEE MATTERS. No employees of Natural Golf are on strike or to the best of Natural Golf's knowledge threatening any strike or work stoppage. Natural Golf does not have any obligations under any collective bargaining or labor union agreements, nor is Natural Golf involved in any material controversy with any of its employees or any organization representing any of its employees. Natural Golf believes its relationships with its employees are good.

     2.26. DISCLOSURE. None of the information supplied or to be supplied by or about Natural Golf herein or for inclusion or incorporation by reference in any information to be supplied to holders of Wentworth Common Stock concerning the Merger contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     2.27. ACTIONS PRIOR TO CLOSING. From the date hereof through the Closing, Natural Golf shall not, other than in the ordinary course of business, consistent with past practice, without due consent of Wentworth:

(a) sell, lease, assign, transfer or otherwise dispose of any material assets, including cash;

(b) agree to assume or assume, guarantee, endorse or otherwise in any way be or become responsible or liable for, directly or indirectly, any material contingent obligation;

(c)      make any material capital expenditure;

(d) participate or engage in any discussions or negotiations with any person regarding, or enter into any transaction concerning, a merger, stock exchange or consolidation, other than with Wentworth and Natural Golf Acquisition Corp..

(e) declare or pay any dividends or make any other distribution (whether in cash or property) on any of its Shares or purchase, redeem, retire or otherwise acquire for value any Shares or warrants or options, whether now or hereafter outstanding;

(f) make or suffer to exist any advances or loans to, or investments in any person, firm, corporation or other business entity not a party to this Agreement;

(g)      make any amendment to its Articles of Incorporation, as amended;

(h) enter into any new material agreement or be or become liable under any new material agreement for the lease, hire or use of any real or personal property;

(i) create, incur, assume or suffer to exist, any mortgage, pledge, lien, charge, security interest or encumbrance of any kind upon any of its property, assets, income or profits, whether now owned or hereafter acquired; or

(j)      enter into any commitment with respect to any of the foregoing.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING NATURAL GOLF ACQUISITION CORP.. Wentworth and Natural Golf Acquisition Corp. each jointly and severally represents, warrants and covenants as follows with respect to Natural Golf Acquisition Corp.:

     3.1. ORGANIZATION; CAPITALIZATION. Natural Golf Acquisition Corp. is, and on the Effective Date will be, a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, authorized to issue only the Natural Golf Acquisition Corp. Shares. On the Effective Date, there will be issued and outstanding all of the Natural Golf Acquisition Corp. Shares, which shall be fully paid and nonassessable and all of which shall be owned solely by Wentworth. There are no, and on the Effective Date there will be no, issued or outstanding options or warrants to purchase Natural Golf Acquisition Corp. Shares or any issued or outstanding securities of any nature convertible into Natural Golf Acquisition Corp. Shares, or any agreements or understandings to issue any Natural Golf Acquisition Corp. Shares, options or warrants.

     3.2. AUTHORITY. Natural Golf Acquisition Corp. has, and on the Effective Date will have, full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of Natural Golf Acquisition Corp. and, prior to the Closing, will have been approved by Wentworth, the sole shareholder of Natural Golf Acquisition Corp..

     3.3. NO BUSINESS ACTIVITY. Natural Golf Acquisition Corp. has been organized solely for the purpose of consummating the Merger and, since its inception, has had no business activity of any nature other than those related to its organization or as contemplated by this Agreement.

     3.4. ISSUANCE OF SECURITIES. Since its inception, Natural Golf Acquisition Corp. has not issued or committed itself to issue, and to the Effective Date will not issue or commit to issue, any Natural Golf Acquisition Corp. Shares or any options, rights, warrants, or other securities convertible into Natural Golf Acquisition Corp. Shares, except for the issuance of the Natural Golf Acquisition Corp. Shares to Wentworth.

     3.5. CONSENTS AND APPROVALS. Except for the consent and approval of the Board of Directors and shareholder of Natural Golf Acquisition Corp., and the filing of the Certificate of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Natural Golf Acquisition Corp. of this Agreement and (ii) the consummation by Natural Golf Acquisition Corp. of the Merger and the other transactions contemplated hereby.

     3.6. NO CONFLICTS. The execution and delivery by Natural Golf Acquisition Corp. of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by Natural Golf Acquisition Corp. will not conflict with, result in a breach of or constitute or give rise to a default under any indenture, mortgage, deed of trust or other agreement, instrument or contract to which Natural Golf Acquisition Corp. is now a party or by which it or any of its assets or properties are bound or its Certificate of Incorporation or the bylaws of Natural Golf Acquisition Corp., or any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Natural Golf Acquisition Corp. or any of its businesses or properties.

     3.7. SUBSIDIARIES. Natural Golf Acquisition Corp. has, and on the Effective Date will have, no subsidiaries.

     3.8. FINANCIAL CONDITION. Except for (i) the incurring of expenses of its organization, (ii) the issuance of the Natural Golf Acquisition Corp. Shares to Wentworth, (iii) the incurring of expenses relating to this Agreement and the consummation of the transactions contemplated by this Agreement, and (iv) the consummation of the Merger, Natural Golf Acquisition Corp. has had, and on the Effective Date will have had, no business and no financial or other transactions of any nature whatsoever

     3.9. LIABILITIES. Natural Golf Acquisition Corp. has, and on the Effective Date will have, no liabilities (including, but not limited to, tax liabilities) nor are there, or on the Effective Date will there be, any claims against Natural Golf Acquisition Corp. (whether such liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured) except for liabilities for its organization expenses or expenses incurred in connection with the Merger and the consummation of the transactions contemplated by this Agreement.

     3.10. ASSETS. Natural Golf Acquisition Corp. has, and on the Effective Date will have no fixtures, furniture, equipment, inventory, accounts receivable or other assets.

     3.11. CONTRACTS. Natural Golf Acquisition Corp. has, and on the Effective Date will have, no contracts or commitments to which it is, or on the Effective Date will be, a party, except for this Agreement and other documents and instruments contemplated hereby in connection with the Merger.

     3.12. LEGAL PROCEEDINGS. There are, and on the Effective Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Natural Golf Acquisition Corp., or challenging the validity or propriety of the transactions contemplated by this Agreement and, to Natural Golf Acquisition Corp.'s best knowledge, there is no reasonable basis for any other proceeding, claim, action or governmental investigation against Natural Golf Acquisition Corp.. Natural Golf Acquisition Corp. is not a party to any order, judgment or decree which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of Natural Golf Acquisition Corp..

     3.13. EMPLOYEE MATTERS; RELATED PARTY TRANSACTIONS. Since the inception of Natural Golf Acquisition Corp. there have been, and to the Effective Date there will be (i) no salaried or otherwise compensated employees and no bonuses paid to any officer or director of Natural Golf Acquisition Corp.; (ii) no loans made to or any transactions with any officer or director of Natural Golf Acquisition Corp.; (iii) no dividends or other distributions declared or paid by Natural Golf Acquisition Corp.; and (iv) no purchase by Natural Golf Acquisition Corp. of any Natural Golf Acquisition Corp. Shares.

     3.14. INTELLECTUAL PROPERTY. Natural Golf Acquisition Corp. has no patents,
patent   applications,   trademarks,   trademark   registrations,    tradenames,
copyrights, copyright registrations or applications therefor.

     3.15. COMPLIANCE WITH LAWS. Since its inception, Natural Golf Acquisition Corp. has, and on the Effective Date will have, in all material respects conducted its affairs in compliance with all applicable laws, rules and regulations.

     3.16. OFFICER AND DIRECTOR INFORMATION. During the past five year period, no officer or director of Natural Golf Acquisition Corp. has been the subject of any Bad Event.

     3.17. BENEFIT PLANS. Natural Golf Acquisition Corp. has no pension plan, profit sharing or similar employee benefit plan.

     3.18. FINDER'S FEES. Natural Golf Acquisition Corp. knows of no person who rendered any service in connection with the introduction of the Parties to any of the other Parties, for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby, except for Keating Investments, LLC which will receive 200,000 shares of Wentworth Common Stock as a fee in connection with the Merger.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF WENTWORTH. Wentworth represents, warrants and covenants as follows, except to the extent set forth in the Schedule of Exceptions in SCHEDULE B that is annexed hereto and made part hereof ("Wentworth Schedule of Exceptions"):

     4.1. ORGANIZATION; CAPITALIZATION. Wentworth is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, authorized to issue an aggregate of 40,000,000 shares of Wentworth Common Stock and 10,000,000 shares of Wentworth Preferred Stock. On the Effective Date, there will be issued and outstanding no more than 200,000 shares of Wentworth Common Stock, all of which such issued and outstanding shares will be validly issued, fully paid and nonassessable. On the Effective Date, there will be issued and outstanding no shares of Wentworth Preferred Stock. Except as contemplated by this Agreement, on the Effective Date there will be no issued or outstanding securities and no issued or outstanding options, warrants or other rights, or commitments or agreements of any kind, contingent or otherwise, to purchase or otherwise acquire Wentworth Shares or any issued or outstanding securities of any nature convertible into Wentworth Shares other than the 200,000 shares of Wentworth Common Stock which are currently outstanding. There is no proxy or any other agreement, arrangement or understanding of any kind authorized, effective or outstanding, which restricts, limits or otherwise affects the right to vote any Wentworth Shares.

     4.2. BINDING AGREEMENT. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of Wentworth. Except as set forth in this Agreement, this Agreement has been duly executed and delivered by Wentworth and constitutes the legal, valid and binding obligation of Wentworth enforceable against it in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of rights hereunder or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.3. RECENT BUSINESS OPERATIONS. The business of Wentworth and the Wentworth Subsidiaries (as hereinafter defined), since their respective incorporation, primarily has been limited to the search for an acquisition or merger partner and certain transactions described in its filings with the Commission (the "SEC Filings"), and except for transactions described in the SEC Filings, Wentworth and the Wentworth Subsidiaries have not engaged in any other business since their respective incorporations.

     4.4. FOREIGN QUALIFICATIONS. Wentworth is, and on the Effective Date will be, duly authorized, qualified and licensed under any and all applicable laws, regulations, ordinances or orders of public authorities to carry on its business in the places and in the manner as presently conducted. The business of Wentworth does not require it to be registered as an investment company or investment advisor, as such terms are defined under the Investment Company Act of 1940 and the Investment Advisors Act of 1940.

     4.5.  SUBSIDIARIES.  Wentworth has, and on the Effective Date will have, no
subsidiaries,   except  for  Natural  Golf  ACQUISITION  CORP.  (the  "Wentworth
Subsidiaries").

     4.6.  FINANCIAL   STATEMENTS.   The  financial   statements  of  Wentworth,
consisting of its Balance Sheet, Statements of Operations, Statements of Stockholders' Equity and Statement of Cash Flows, all as at or for periods ending December 31, 2002, and all together with accompanying notes, if any, are complete and correct in all material respects, present fairly the financial position of Wentworth, the results of operations and changes in financial position for the periods covered thereby, and were prepared in accordance with generally accepted accounting principles consistently applied, and have been adjusted for all normal and recurring accruals. All the financial statements referenced herein regarding Wentworth are collectively referred to as the "Wentworth Financial Statements", all of which have been delivered to Natural Golf and are true, correct and complete in all material respects.

     4.7. NO ADVERSE CHANGES. There has not been, and on the Effective Date there will not have been, any material change in the financial condition of Wentworth and the Wentworth Subsidiaries from that set forth in the Wentworth Financial Statements except for (i) transactions in the ordinary course of business, (ii) transactions relating to this Agreement and (iii) the incurring of expenses and liabilities relating to this Agreement.

     4.8. LIABILITIES. There are, and on the Effective Date will be, no liabilities (including, but not limited to, tax liabilities) of or claims against Wentworth or the Wentworth Subsidiaries (whether such liabilities or claims are contingent or absolute, direct or indirect, accrued or unaccrued and matured or unmatured) not appearing on the Wentworth Financial Statements, except for (i) liabilities for expenses incurred relating to this Agreement and the consummation of the transactions contemplated hereby and (ii) liabilities and commitments incurred or made in the ordinary course of Wentworth's business or taxes incurred on earnings since December 31, 2002.

     4.9. TAX RETURNS. All Federal, state, county and local income, excise, property or other tax returns required to be filed by Wentworth and the Wentworth Subsidiaries have been timely filed and all required taxes, fees and assessments have been paid or an adequate reserve therefore has been provided for in the Wentworth Financial Statements.

     4.10. ASSETS. Wentworth and the Wentworth Subsidiaries have, and on the Effective Date will have, no fixtures, furniture, equipment, inventory, accounts receivable or other assets.

     4.11. MATERIAL CONTRACTS. Wentworth and the Wentworth Subsidiaries each have, and on the Effective Date will have, no material contracts to which it is, or on the Effective Date will be, a party, except as described in the Wentworth Financial Statements.

     4.12. NO CONFLICTS. The execution and delivery by Wentworth of this Agreement, the consummation and performance of the transactions herein contemplated and compliance with the terms of this Agreement by Wentworth will not conflict with, result in a breach of or constitute a default under (i) any indenture, mortgage, deed of trust or other agreement, instrument or contract to which Wentworth or the Wentworth Subsidiaries is now a party or by which it or any of its assets or properties is bound; (ii) the Certificate of Incorporation or the bylaws of Wentworth and the Wentworth Subsidiaries, in each case as amended; or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Wentworth or the Wentworth Subsidiaries or any of their respective business or properties.

     4.13. LEGAL PROCEEDINGS. There are, and on the Effective Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending or to Wentworth's knowledge threatened, against Wentworth or any of the Wentworth Subsidiaries, including, but not limited to any shareholder claims or derivative actions, or challenging the validity or propriety of the transactions contemplated by this Agreement, and, to Wentworth's best knowledge, there is no reasonable basis for any proceeding, claim, action or governmental investigation against Wentworth or any of the Wentworth Subsidiaries. Wentworth and the Wentworth Subsidiaries are not a party to any order, judgment or decree, which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of Wentworth.

     4.14. CERTAIN TRANSACTIONS. Other than as disclosed in the SEC Filings, there have been, and through the Effective Date there will be (i) no salaried or otherwise compensated employees and no bonuses paid to any officer or director of Wentworth or the Wentworth Subsidiaries; (ii) no loans made to or transactions with any officer or director of Wentworth or the Wentworth Subsidiaries; (iii) no dividends or other distributions declared or paid by Wentworth; and (iv) no purchase by Wentworth or any third party of any of the Wentworth Shares.

     4.15. ISSUANCES OF SECURITIES. Wentworth has not, except for the Issued Wentworth Shares, issued or committed itself to issue, and through the Effective Date will not issue or commit itself to issue, any Wentworth Shares or any options, rights, warrants, or other securities convertible into Wentworth Shares, except as contemplated by this Agreement.

     4.16. INTELLECTUAL PROPERTY. Wentworth and the Wentworth Subsidiaries have no patents, patent applications, trademarks, trademark registrations, trade names, copyrights, copyright registrations or applications therefor. Wentworth has no knowledge of any infringements by Wentworth or the Wentworth Subsidiaries of any third party's intellectual property.

     4.17. COMPLIANCE WITH LAWS. Wentworth and the Wentworth Subsidiaries have, and on the Effective Date will have, in all material respects operated their respective business and conducted their affairs in compliance with all applicable laws, rules and regulations, except where the failure to so comply did not have and would not be expected to have a material adverse effect on its business or property. To the best of its knowledge, Wentworth and the Wentworth Subsidiaries are not in violation of any Federal, state or local environmental law or regulation.

     4.18. RELATED PARTY TRANSACTIONS. On the Effective Date there will be no loans, leases, commitments, arrangements or other contracts of any kind or nature outstanding between (i) Wentworth or any of the Wentworth Subsidiaries or
(ii) any officer or director of Wentworth or the Wentworth Subsidiaries or any person related to or affiliated with any officer or director of Wentworth or any of the Wentworth Subsidiaries.

     4.19. OFFICERS AND DIRECTORS. During the past five year period, no current officer or director of Wentworth or the Wentworth Subsidiaries has been the subject of any Bad Event.

     4.20. EMPLOYEE BENEFIT PLANS. Wentworth and the Wentworth Subsidiaries have no pension plan, profit sharing or similar employee benefit plan.

     4.21. CONSENTS. Except for the consent and approval of the shareholders of Wentworth and Natural Golf ACQUISITION CORP., the filing of the Certificate of Merger, the effectiveness of a post-effective amendment to Wentworth's registration statement on Form SB-2, registration number 333-60468, (the "Registration Statement"), delivery of an amended prospectus to all Wentworth shareholders and the reconfirmation by at least 80% of Wentworth's shareholders who purchased Wentworth Common Stock pursuant to the Registration Statement of their share purchases pursuant to Rule 419 promulgated under the Securities Act of 1933, as amended ("Rule 419") and the filing of a current report on Form 8-K, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Wentworth of this Agreement or (ii) the consummation by Wentworth of the Merger and the other transactions contemplated hereby. Wentworth has, and on the Effective Date will have, full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

     4.22. FINDER'S FEES. Wentworth knows of no person who rendered any service in connection with the introduction of the Parties to any of the other Parties, for a "finder's fee" or similar type of fee in connection with the Merger and the other transactions contemplated hereby except for Keating Investments, LLC which will receive 200,000 shares of Wentworth Common Stock as a fee in connection with the Merger.

     4.23.  EMPLOYEES.   Wentworth  and  the  Wentworth   Subsidiaries  have  no
employees.

     4.24.  RULE 419.  Wentworth's  initial  public  offering of securities  was
conducted  in  full   compliance   with  all  applicable   securities  laws  and
regulations, including without limitation, all the requirements of Rule 419.

     4.25. DISCLOSURE. None of the information supplied or to be supplied by or about Wentworth or the Wentworth Subsidiaries to Natural Golf concerning the Merger contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

5. REPRESENTATIONS TO SURVIVE CLOSING. All of the representations, covenants and warranties contained in this Agreement (including all statements contained in any certificate or other instrument delivered by or on behalf of Wentworth, Natural Golf Acquisition Corp. or Natural Golf pursuant hereto or in connection with the transactions contemplated hereby) shall survive the Closing for a period of one (1) year from the Effective Date.

6. SURVIVING CORPORATIONS. The surviving entity in the Merger shall be Natural Golf. Natural Golf's name, identities, Articles of Incorporation, as amended, Bylaws, existence, purposes, powers, objects, franchises, rights and immunities shall be unaffected and unimpaired by the Merger, except as described in the Certificate of Merger.

7. TREATMENT OF SECURITIES OF CONSTITUENT CORPORATIONS IN THE MERGER. The terms and conditions of the Merger, the mode of carrying the same into effect, and the manner and basis of converting the securities of Wentworth, Natural Golf and Natural Golf Acquisition Corp. as follows:

     7.1. TREATMENT OF SHARES. The outstanding Natural Golf shares of common stock shall be converted by virtue of the Merger, and at the Effective Date, into an aggregate of 7,718,748 shares of Wentworth Common Stock ("Natural Golf Shares"), on the basis of 3.267 shares of Wentworth Common Stock for each Share ("Conversion Ratio"), without any action on the part of the holders thereof. After the Effective Date, each holder of Shares prior to the Merger shall be entitled, upon surrender, to receive from Wentworth a certificate representing the number of shares of Wentworth Common Stock to which such holder shall be entitled, which certificate shall contain any appropriate restrictive legend concerning the resale of such Wentworth Common Stock. Until so surrendered, any outstanding certificates or other documentation which, prior to the Effective Date, represented Shares, shall be deemed for all corporate purposes to evidence ownership of Wentworth Common Stock into which such Shares shall have been converted. Upon such surrender, Shares so surrendered shall no longer be outstanding and shall automatically be canceled and retired, and shall cease to exist. Upon conversion, any fractional shares of Wentworth Common Stock resulting from conversion shall be purchased by Wentworth for cash at a price of the fair value of the fraction of a share on the Effective Date.

     7.2. TREATMENT OF NATURAL GOLF WARRANTS. The existing warrants of Natural Golf entitling their holders to purchase Shares shall be replaced at Closing by warrants to purchase 1,695,260 shares of Wentworth Common Stock, on the same basis of conversion as set forth in Section 7.1 above. The exercise price for each Wentworth warrant shall be equal to the quotient determined by dividing the exercise price per share under the Natural Golf warrant immediately prior to the Effective Time by the Conversion Ratio, rounded up to the nearest whole cent.

     7.3. TREATMENT OF NATURAL GOLF OPTIONS. The existing options to purchase Shares shall be replaced at Closing by options to purchase 32,670 shares of Wentworth Common Stock, on the same basis of conversion as set forth in Section
7.1 above. The exercise price for each Wentworth option shall be equal to the quotient determined by dividing the exercise price per share under the Natural Golf option immediately prior to the Effective Time by the Conversion Ratio, rounded up to the nearest whole cent.

     7.4. TREATMENT OF NATURAL GOLF CONVERTIBLE DEBENTURES AND NOTES. The existing Natural Golf convertible debentures convertible into Shares shall be convertible into 1,225,125 shares of Wentworth Common Stock, on the same basis of conversion as set forth in Section 7.1 above. The conversion price under each debenture shall be equal to the quotient determined by dividing the conversion price per share under the Natural Golf debenture immediately prior to the Effective Time by the Conversion Ratio, rounded up to the nearest whole cent. The existing Natural Golf notes and accrued interest thereon that are payable in Shares, at the election of Natural Golf, shall be payable in 2,261,934 shares of Wentworth Common Stock, on the same basis of conversion as set forth in Section
7.1 above. The conversion price under the notes shall be equal to the quotient determined by dividing the conversion price per share under the Natural Golf notes immediately prior to the Effective Time by the Conversion Ratio, rounded up to the nearest whole cent.

     7.5. EXISTENCE OF NATURAL GOLF ACQUISITION CORP.. The separate existence and corporate organization of Natural Golf ACQUISITION CORP., except insofar as it may be continued by statute, shall cease on Effective Date and Natural Golf shall become a wholly owned subsidiary of Wentworth.

8. RIGHTS AND LIABILITIES OF SURVIVING CORPORATION IN MERGER. On and after the Effective Date, Natural Golf, as the surviving corporation of the Merger, shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers and franchises, both public and private, and all of the property, real, personal, and mixed, of Natural Golf Acquisition Corp.; all debts due to Natural Golf Acquisition Corp. on whatever account shall be vested in Natural Golf; all claims, demands, property, rights, privileges, powers, franchises and every other interest of Natural Golf Acquisition Corp. shall be as effectively the property of Natural Golf as they were of Natural Golf Acquisition Corp.; the title to any real estate by deed or otherwise in Natural Golf Acquisition Corp. shall not revert or be in any way impaired in a material respect by reason of the Merger, but shall be vested in Natural Golf; all rights of creditors and all liens upon any property of Natural Golf Acquisition Corp. shall be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Date; and all debts, liabilities and duties of Natural Golf Acquisition Corp. shall thenceforth attach to Natural Golf and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

9. FURTHER ASSURANCES OF TITLE. As and when requested by Natural Golf, or by any of its successors or assigns, Natural Golf Acquisition Corp. shall execute and deliver, or cause to be executed and delivered, all such deeds and instruments and will take or cause to be taken all such further action as Natural Golf may deem necessary or desirable in order to vest in and confirm to Natural Golf title to and possession of the property acquired by Natural Golf by reason or as a result of the Merger, and otherwise to carry out the intent and purposes hereof, and the officers and directors of Natural Golf and Wentworth, as applicable, are fully authorized in the name of Natural Golf or Wentworth or otherwise to take any and all such action.

10. CONDITIONS OF OBLIGATIONS OF NATURAL GOLF ACQUISITION CORP. AND WENTWORTH. The obligations of Natural Golf Acquisition Corp. and Wentworth to consummate the Merger are subject to the following conditions prior to the Effective Date:

     10.1. COMPLIANCE WITH REPRESENTATIONS AND WARRANTIES. Natural Golf shall be in compliance with its representations, warranties and covenants contained herein in all material respects, and Natural Golf Acquisition Corp. and Wentworth each shall receive from Natural Golf certificates to such effect from the President of Natural Golf as of the Effective Date.

     10.2. LOSSES. Natural Golf shall not have suffered a loss on account of fire, flood, accident or other calamity of such a character as to interfere materially with the continuous operation of its business or materially affect adversely its condition, financial or otherwise, regardless of whether or not such loss shall have been insured.

     10.3. NO MATERIAL TRANSACTIONS. No material transaction shall have been entered into by Natural Golf other than transactions in the ordinary course of business between November 30, 2002 and the Effective Date, other than as referred to in this Agreement or in the schedules annexed hereto, except with the prior written consent of Wentworth.

     10.4. NO MATERIAL ADVERSE CHANGE; DUE DILIGENCE. Except as disclosed in this Agreement or in the schedules annexed hereto, no material adverse change in the aggregate shall have occurred in the financial condition, business, properties, assets, liabilities, results of operations or prospects of Natural Golf since November 30, 2002. Additionally, Wentworth shall be satisfied in all material respects with the results of its due diligence investigation of Natural Golf.

     10.5. DISPOSITION OF ASSETS. None of the properties or assets of Natural Golf shall have been sold or otherwise disposed of other than in the ordinary course of business in accordance with past practice during such period, except with the prior written consent of Wentworth.

     10.6. CONDITIONS. Natural Golf shall have performed and complied with the provisions and conditions of this Agreement on its part to be performed and complied with.

     10.7.  FILINGS  AND  APPROVALS.   All  applicable  filings  and  regulatory
approvals required to be made or obtained by Natural Golf have been made or obtained.

     10.8. DIRECTOR AND SHAREHOLDER APPROVALS. This Agreement and the transactions contemplated hereby shall have been approved by appropriate action of the directors and shareholders, as required, of Natural Golf and resolutions to that effect in form and substance reasonably satisfactory to Wentworth and its counsel, shall have been delivered to Wentworth.

     10.9. COMPLIANCE WITH SECURITIES LAWS. There shall have been full compliance with the applicable securities or "blue sky" laws and regulations of any state or other governmental body having jurisdiction over the Merger.

     10.10. INVESTMENT REPRESENTATION. Natural Golf shall have obtained an instrument from the shareholders of Natural Golf, that includes a representation that the shares of Wentworth Common Stock being acquired as a result of the transactions contemplated by this Agreement are being acquired for investment purposes only and not with a view to, or sale in connection with, any distribution within the meaning of the Securities Act of 1933, as amended.

     10.11. DISSENTERS. The holders of more than 5% of the Natural Golf Shares dissent pursuant to Section 5/11.65 of the Illinois Business Corporation Act.

     10.12. CLOSING. The Closing shall have occurred by June 30, 2003.

         Compliance with the provisions of this Section 10 shall be evidenced by the certificate of the President and Secretary of Natural Golf.

11. CONDITIONS OF OBLIGATIONS OF NATURAL GOLF. The obligations of Natural Golf to consummate the Merger are subject to the following conditions prior to the Effective Date:

     11.1. COMPLIANCE WITH REPRESENTATIONS AND WARRANTIES. Natural Golf Acquisition Corp. and Wentworth shall be in compliance with their respective representations, warranties and covenants contained herein, and Natural Golf shall have received from each of Natural Golf Acquisition Corp. and Wentworth a certificate to such effect from their respective Presidents as of the Effective Date.

     11.2. LOSSES. Natural Golf Acquisition Corp. and Wentworth shall not have suffered any loss on account of fire, flood, accident or other calamity of such a character as to interfere materially with the continuous operation of their respective businesses or materially adversely affect their respective condition, financial or otherwise, regardless of whether or not such loss shall have been insured.

     11.3. NO MATERIAL TRANSACTIONS. No material transactions shall have been entered into by Natural Golf Acquisition Corp. or Wentworth, other than transactions in the ordinary course of business, since December 31, 2002, other than as referred to in this Agreement or in connection herewith, except with the prior written consent of Natural Golf.

     11.4. NO MATERIAL ADVERSE CHANGE; DUE DILIGENCE. No material adverse change shall have occurred in the financial condition, business, properties, assets, liabilities, results of operations or prospects of Natural Golf Acquisition Corp. or Wentworth since December 31, 2002, other than as referred to in this Agreement. Additionally, Natural Golf shall be satisfied in all material respects with the results of its due diligence investigation of Wentworth and Natural Golf Acquisition Corp..

     11.5. DISPOSAL OF ASSETS. None of the properties or assets of Natural Golf Acquisition Corp. or Wentworth shall have been sold or otherwise disposed of, other than in the ordinary course of business since December 31, 2002, except with the written consent of Natural Golf.

     11.6. COMPLIANCE WITH CONDITIONS. Natural Golf Acquisition Corp. and Wentworth shall each have performed and complied with the provisions and conditions of this Agreement on its part to be performed and complied with.

     11.7. FILINGS AND APPROVALS. All applicable filings required to be made and regulatory approvals, as well as any other third party approvals, obtained by Wentworth have been made or obtained. In particular, but not by way of limitation, Wentworth shall have caused to become effective the Registration Statement pursuant to Rule 419, offering each shareholder of Wentworth who purchased Wentworth Common Stock pursuant to such Registration Statement an opportunity to reconfirm their share purchases, and not more than 20% of such shareholders shall have not reconfirmed by the end of the time period required by Rule 419.

     11.8. BOARD RESIGNATIONS. Wentworth shall have held a meeting of its Board of Directors at which meeting all of its directors except one (to be chosen by Wentworth) shall have resigned seriatim and the persons designated by Natural Golf shall have been elected as directors of Wentworth, all subject to the consummation of the Merger.

     11.9. ADDITIONAL INVESTMENT. On or before May 1, 2003, Keating Reverse Merger Fund, LLC, shall have contributed at least $570,000 of additional capital to Natural Golf in the form of a debenture containing terms to be agreed to by Natural Golf and Keating Reverse Merger Fund, LLC.

     11.10. DISSENTERS. The holders of more than 5% of the Natural Golf Shares dissent pursuant to Section 5/11.65 of the Illinois Business Corporation Act.
11.11. CLOSING. The Closing shall have occurred by June 30, 2003.

     Compliance with the provisions of this Section 11 shall be evidenced by the certificates of the respective Presidents and Secretaries of each of Natural Golf Acquisition Corp. and Wentworth to be delivered at Closing.

12. Post Closing Covenants

     12.1.  AMENDMENT  OF  WENTWORTH  CERTIFICATE  OF  INCORPORATION.   Promptly
following the Closing, Wentworth shall call a special meeting of the shareholders of Wentworth (the "Special Meeting") to be held as soon as practicable after the Closing, for the purpose of amending Wentworth's Certificate of Incorporation to change its corporate name to Natural Golf Corporation and such other matters as Wentworth shall deem appropriate.

13. Covenants of Principal Shareholders of Wentworth.

     13.1. AMENDMENT OF WENTWORTH CERTIFICATE OF INCORPORATION. Kevin R. Keating ("Keating") and Spencer I. Browne ("Browne") each agrees that he will vote all shares of Wentworth capital stock beneficially owned or controlled by him in favor of the amendment of Wentworth's Certificate of Incorporation to change its corporate name to Natural Golf Corporation.

14. ABANDONMENT. This Agreement and the Merger may be abandoned (a) by any of the Parties, acting by its respective Board of Directors, as applicable, at any time prior to its adoption by the shareholders of any of such Party, as provided by law, (b) by any of the Companies, acting by its Board of Directors, as applicable, by written notice to the other parties hereto, at any time in the event of the failure of any condition in favor of such Party as to which the consummation of the Merger is subject, or (c) by the consent of all the Parties, acting each by their respective Board of Directors, as applicable, at any time prior to the Effective Date. In the event of abandonment of this Agreement, the same shall become wholly void and of no effect, and there shall be no further liability or obligation hereunder on the part of any of the Parties, their respective Boards of Directors or any other Party to this Agreement.

15. CLOSING OR TERMINATION. In the event the Closing of this Agreement shall not take place due to failure of any condition of Closing required herein, or in the event that the closing shall not take place on or before June 30, 2003 for any reason, then any Party shall have the right to terminate this Agreement, in which event no Party shall have any further right or obligation as against any other. If Natural Golf shall fail to close for any reason other than failure of any condition of Closing required herein to be performed on the part of Wentworth or Natural Golf Acquisition Corp., Natural Golf shall pay to Wentworth a break-up fee of $25,000 in cash. If Wentworth or Natural Golf Acquisition Corp. shall fail to close for any reason other than failure of any condition of Closing required herein to be performed on the part of Natural Golf, Wentworth shall pay to Natural Golf a break-up fee of $25,000 in cash.

16. DELIVERY OF CORPORATE PROCEEDINGS OF WENTWORTH AND NATURAL GOLF ACQUISITION CORP.. At the Closing, Wentworth and Natural Golf Acquisition Corp. shall deliver to counsel for Natural Golf the originals of all of the corporate proceedings of Wentworth and Natural Golf Acquisition Corp., duly certified by their respective Secretaries, relating to this Agreement.

17. DELIVERY OF CORPORATE PROCEEDINGS OF NATURAL GOLF. At the Closing, Natural Golf shall deliver to counsel for Wentworth and Natural Golf Acquisition Corp. the originals of all of the corporate proceedings of Natural Golf, duly certified by its Secretary, relating to this Agreement.

18. LIMITATION OF LIABILITY. The representations and warranties made by any Party to this Agreement are intended to be relied upon only by the other Parties to this Agreement and by no other person. Nothing contained in this Agreement shall be deemed to confer upon any person not a Party to this Agreement any third party beneficiary rights or any other rights of any nature whatsoever.

19. FURTHER INSTRUMENTS AND ACTIONS. Each Party prior to or following the Closing shall deliver such further instruments and take such further action as may be reasonably requested by any other Party in order to carry out the intent and purposes of this Agreement.

20. GOVERNING LAW. This Agreement is being delivered and is intended to be performed in the State of Delaware, and shall be construed and enforced in accordance with the laws of such state, without regard to conflicts of laws thereof.

21. NOTICES. All notices or other communications to be sent by any Party to this Agreement to any other Party to this Agreement shall be sent by certified mail, personal delivery or nationwide overnight courier to the addresses hereinbefore designated, or such other addresses as may hereafter be designated in writing by a Party to the other Parties. Notice shall be deemed given and received on the date of actual delivery to the address specified thereon.

22. BINDING AGREEMENT. This Agreement represents the entire agreement among the Parties hereto with respect to the matters described herein and is binding upon and shall inure to the benefit of the Parties hereto and their legal representatives, successors and permitted assigns. This Agreement may not be assigned and, except as stated herein, may not be altered or amended except in writing executed by the Party to be charged.

23. COUNTERPARTS. This Agreement may be executed in counterparts, all of which, when taken together, shall constitute the entire Agreement.

24. SEVERABILITY. The provisions of this Agreement shall be severable, so that the unenforceability, validity or legality of any one provision shall not affect the enforceability, validity or legality of the remaining provisions hereof.

25. JOINT DRAFTING. This Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any Party shall be made solely by virtue of such Party allegedly having been the draftsperson of this Agreement.

26. RELIANCE ON CERTIFICATES. In rendering any opinion referred to herein, counsel for the Parties hereto may rely, as to any factual matters involved in their respective opinions, on certificates of public officials and of corporate and company officers, and on such other evidence as such counsel may reasonably deem appropriate and, as to the matters governed by the laws of jurisdictions other than the United States or the States of Delaware and Illinois, an opinion of local counsel in such other jurisdiction(s), which counsel shall be
satisfactory  to  the  other  Parties  in  the  exercise  of  their   reasonable
discretion.

27. PUBLIC ANNOUNCEMENTS. All parties hereto agree that any public announcement, press release or other public disclosure of the signing of this Agreement shall be made jointly and only after all Parties hereto have reviewed and approved the language and timing of such disclosure, except as such disclosure may be required pursuant to any legal obligation or order of any court having proper jurisdiction over any of the Parties hereto.

28. CONSENT. Whenever consent is required to be given by any of the Parties to any of the other Parties hereunder in connection with any matter contemplated hereby, such consent shall not be unreasonably withheld, delayed or conditioned.

         IN WITNESS WHEREOF, the Parties hereto have made and executed this Agreement as of the day and year first above written.

                               WENTWORTH II, INC.,
                               a Delaware corporation



                               By:   /S/ Kevin R. Keating
                                    --------------------------------------
                                     Kevin R. Keating, President


                               NATURAL GOLF ACQUISITION CORP..,
                               a Delaware corporation



                               By:   /S/ Kevin R. Keating
                                    --------------------------------------
                                        Kevin R. Keating, President


                               NATURAL GOLF CORPORATION,
                               an Illinois corporation


                               By:   /S/ Andrew S. Wyant
                                    --------------------------------------
                                        Andrew S. Wyant, President



As to the provisions of Section 13
of the Agreement and Plan of
Reorganization:

/S/ Kevin R. Keating
------------------------
KEVIN R. KEATING

/S/ Spencer I. Browne
------------------------
SPENCER I. BROWNE

Schedule A        Natural Golf Schedule of Exceptions

Schedule B        Wentworth Schedule of Exceptions

Exhibit A         Certificate of Merger

Exhibit B         Articles of Merger

                                   SCHEDULE A


                       NATURAL GOLF SCHEDULE OF EXCEPTIONS


2.1 Outstanding rights, options or warrants to purchase any equity interest in Natural Golf:


Warrants to purchase 375,000 shares of common stock at $4.00 per share expiring 12/31/07 issued to 10% secured convertible debenture holders. The 375,000 shares include 142,500 shares that may be issued upon exercise of the warrants that will be issued as a part of the $570,000 of unsold units that Natural Golf plans to sell pursuant to the private placement offering described in Section 2.9 of this Schedule A and such 142,500 shares are included in the definition of Shares for purposes of this Merger Agreement.


Warrants to purchase 3,125 shares of common stock at $0.01 per share expiring 8/30/04 issued to Sandy Lyle under sponsorship agreement. Agreement to issue additional warrants to purchase 3,125 shares to Sandy Lyle for contract year ending 3/31/03 under certain conditions (these warrants are not considered issued and outstanding for purposes of this Agreement and Plan of Merger).


Warrants to purchase 80,733 shares of common stock at $0.01 per share expiring November 19, 2007 issued to Lawrence Olson in connection with employment termination.


Agreement to issue warrants to purchase 175,000 shares of common stock at $4.00 per share to various note holders upon consummation of certain financing events (these warrants are not considered issued and outstanding for purposes of this Merger Agreement).


250,000 shares of common stock reserved for issuance under the 2002 stock option plan. No options have been issued under the 2002 stock option plan. 362 shares of common stock to be issued in payment of interest under a certain note issued to Gregory Allen at $10.00 per share.


691,996 shares of common stock that may be issued in payment of principal and interest under certain notes at maturity if Natural Golf elects to pay such notes in stock at $1.00 to $4.00 per share.


375,000 shares of common stock that may be issued in payment of principal under the 10% secured convertible debentures at maturity if the holders elect to convert such debentures into common stock at $4.00 per share. The 375,000 shares include 142,500 shares that may be issued upon conversion of the debentures included in the $570,000 of unsold units that Natural Golf plans to sell pursuant to the private placement offering described in Section 2.9 of this Schedule A and such 142,500 shares are included in the definition of Shares for purposes of this Merger Agreement.

On September 6, 2002, Steve Mandell entered into a consulting agreement with Natural Golf to act as an advisor for Natural Golf's products. Natural Golf has granted (but not issued) 10,000 shares of common stock to Steve Mandell. Natural Golf also granted Steve Mandell the option to purchase 10,000 shares of common stock at $10 per share.


Natural Golf has reached verbal agreements with Mike Ditka, Pat Summerall, Ron Jaworski and Ricky Williams (Infomercial Talent) for their participation in the Natural Golf Infomercial. Natural Golf will reserve (but not issue) up to 40,000 shares of common stock to the Infomercial Talent or Natural Golf may pay the Infomercial Talent $90,000 for their appearance in the infomercial. Natural Golf will also reserve 100,000 shares of common stock under options to be granted to the Infomercial Talent at an exercise price of $10 per share.

2.7      Financial Statements

To the extent Natural Golf has delivered monthly or quarterly unaudited financial statements, such financial statements have been prepared, in all material respects, with generally accepted accounting principles and have been, in all material respects, adjusted for normal and recurring accruals.

2.8      Material Adverse Changes Since Financial Statements:

Natural Golf's lender has verbally agreed to renew Natural Golf's $400,000 note that matured 12/30/02. This bank note is secured by the personal guaranty of Thomas Herskovits. Natural Golf does not know the specific terms and conditions of any renewal note or whether the note will actually be extended and renewed, or extended and renewed on terms acceptable to Natural Golf.

Natural Golf has continued to incur significant net losses and negative cash flow from operations since November 30, 2002.

See other sections of this Schedule A, as appropriate.

2.9      Transactions not in Ordinary Course:

Subsequent to November 30, 2002, Natural Golf began selling 30 units (the Units) in a private placement offering (PPO) at $50,000 per unit. Each Unit is comprised of one 10% convertible debenture for $50,000 and five year warrants to purchase 12,500 shares of common stock at $4.00 per share of Natural Golf. The Units are being offered on a best efforts basis by Keating Investments, LLC (placement agent) who will receive a 10% commission on Units placed by the placement agent and a 7% commission on all sales referred to the placement agent by Natural Golf or any of its golf lesson instructors. Natural Golf will pay its instructors a 3% finder's fee on referrals to the placement agent. In addition, the placement agent will receive warrants to purchase shares of Natural Golf's common stock at an exercise price of $4.00 per share, expiring 5 years from the date of grant. The number of placement agent warrants to be issued will equal 10% of the total shares of common stock that could be converted or exercised from the sale of debentures and warrants in this PPO. On January 3, 2003, note holders converted $905,000 in notes into Units of the PPO pursuant to subscription agreements. On February 10, 2003, an investor purchased 1/2 Unit for $25,000 pursuant to a subscription agreement. Keating Reverse Merger Fund, LLC, plans to purchase the remaining Units under the PPO in the principal amount of $570,000. Based upon the completion of the $570,000 purchase by Keating Reverse Merger Fund, LLC, the placement agent will receive 60,250 warrants to purchase Natural Golf shares at $4.00 per share. These placement agent warrants are included in the definition of Shares under this Merger Agreement.

If Natural Golf completes a reverse merger transaction other than as contemplated by this Agreement, Natural Golf has agreed to pay the placement agent a fee equal to 3% of the value of such other reverse merger occurring within 6 months of the termination of placement agent's agreement with Natural Golf.

On February 7, 2003, Natural Golf issued 72,500 shares of common stock to certain purchasers of common stock during 2002 to adjust their respective purchase prices to $4.00 per share. These share issuances are reflected in the November 30, 2002 financial statements.

On February 11, 2003, Natural Golf issued 71,780 and 69,787 shares of common stock to Andrew Wyant and Thomas Herskovits, respectively, at $4.00 per share for payment of certain unpaid bonuses and compensation, loans, and unreimbursed business expenses. On February 11, 2003, Natural Golf issued 96,304 shares of common stock to certain note holders in payment of principal and interest totaling $770,432. An additional 96,304 shares are to be issued to complete payment of these notes based on a share price of $4.00 per share (see Section 2.1, above). These share issuances are reflected in the November 30, 2002 financial statements.

Since November 30, 2002, Natural Golf has issued 499 shares of common stock to pay accrued interest under certain notes.

Natural Golf entered into an Employment Separation and Release Agreement with Lawrence Olson dated 12/16/02. The agreement provided for, among other things, a warrant to purchase 80,733 shares of common stock at $0.01 per share for unpaid compensation, a note for $93,706 payable 7/1/03 for unreimbursed expenses and secured by a lien on Natural Golf's assets, and registration rights on his shares and the shares underlying the warrants.

Natural Golf's lender has verbally agreed to renew Natural Golf's $400,000 note that matured 12/30/02. This bank note is secured by the personal guaranty of Thomas Herskovits. No formal note or agreement has been received from Harris Bank and, accordingly, Natural Golf does not know the specific terms and conditions of any renewal note or whether the note will actually be extended and renewed, or extended and renewed on terms acceptable to Natural Golf.


In connection with the extension of the maturity of several notes with an aggregate principal amount of $700,00 issued to various investors, Natural Golf agreed to issue warrants to purchase 175,000 shares of common stock at $4.00 per share upon consummation of certain financing events (these warrants are not considered issued and outstanding for purposes of this Merger Agreement). In addition, if the holders of these notes elect payment in cash and Natural Golf subsequently elects to pay such notes in stock, the price per share for payment was reduced from $4.00 per share to $2.00 per share. These notes mature July 1, 2003; however, in the event Natural Golf receives equity or debt financing of at least $5 million, payment is accelerated.

2.10     Liabilities or Claims Since Financial Statements:

Natural Golf provides a 30-day money back guarantee on its products and a limited 2-year warranty on its golf clubs.

During the last calendar quarter of 2002, Natural Golf discontinued sales of its Lifetime of Better Golf instructional kit. This original instructional kit was replaced by a new version called the Natural Golf Swing System. Natural Golf began taking pre-orders on this new version in October 2002 and generally collected customer payments in advance of shipment. The new version instructional kit was not shipped until January 2003.

2.11     Tax Returns

Natural Golf has established reserves on its November 30, 2002 balance sheet for potential sales tax liability related to sales occurring prior to 2001.

2.12     Title to Assets:

The 10% secured convertible debentures are secured by a first lien on Natural Golf's inventory pursuant to a security agreement dated 11/11/02.

A promissory note issued by Natural Golf to Lawrence Olson for $93,706 and dated 12/16/02 is secured by all assets of Natural Golf, subject to the first lien of the 10% secured convertible debenture holders on Natural Golf's inventory.

On January 15, 2003, Natural Golf's lender, Harris Bank, waived through 12/1/03 the negative covenant of Natural Golf prohibiting it from granting a security interest in its assets.

2.14     Material Contracts:

See other Sections of this Schedule A, as appropriate.

Natural Golf is in default on the payment of a $50,000 note issued to Philip Clevenger that matured 1/5/03. Natural Golf has offered payment in stock as permitted under the note, but the holder would prefer payment in cash. The note is expected to be renewed under terms similar to the existing convertible debentures including the issuance of 12,500 warrants to purchase common stock in Natural Golf at $4.00 per year.

The Harris Bank note has matured without payment by Natural Golf. Harris Bank has indicated its intention to renew the note under terms and conditions not yet formalized. See Section 2.8 of this disclosure schedule.

Natural Golf has an office and warehouse lease for its corporate headquarters in Mount Prospect, IL and various equipment leases, schedules of which have been provided.

In November 2002, Natural Golf entered into a 5-year employment agreement with Andrew Wyant. The agreement provides for a base salary, an annual bonus equal to 10% of net income less his base salary, and stock grants of up to 150,000 shares based on revenue and net income targets.

Placement Agent Agreement between Natural Golf and Keating Investments, LLC dated January 3, 2003, and a letter agreement dated September 23, 2002.

Investor relations agreement with KCSA dated 10/18/02.

Independent contractor agreements with approximately 125 certified instructors that provide golf instruction and sell golf products for Natural Golf. The certified instructors receive a sales commission for orders which they place on behalf of Natural Golf customers.

License agreement granting Cliff Emerson/Madeline Dessen the right to sell and distribute Natural Golf's products and services in Sweden, Norway, Denmark and Finland.

Natural Golf has entered into a number of royalty agreements in connection with the production of the "A Lifetime of Better Golf' instructional package and the production of an infomercial to promote this package. Generally, the agreements require Natural Golf to pay a royalty for every package sold via media advertising and minimum royalty payments for a specified period. Agreements of this type relating to "A Lifetime of Better Golf" include Bob Rosburg, Pat Summerall and Sports Learning and Performance Center, Inc. Natural Golf no longer produces or sells the "A Lifetime of Better Golf" instructional package.

Natural Golf has completed production, and commenced sales, of its new "Natural Golf Swing System". A number of royalty agreements will be entered into in connection with the production of the "Natural Golf Swing System' instructional package and the production of an infomercial to promote this package. Although the agreements are currently being negotiated, they generally require Natural Golf to pay a royalty for every package sold via media advertising or a minimum royalty payment for a specified period. Agreements of this type relating to "Natural Golf Swing System" are expected to include Pat Summerall, Ken Martin, Mike Ditka, Ricky Williams, Ron Jaworski and others.

Natural Golf also has agreements with certain individuals, including Jerry Foltz, Ken Martin, Todd Graves, Moe Norman and Steve Mandell, which provides for payments of $1 to $2 for each full price sale (and in some cases all sales) of certain instructional kits, videos and DVDs.

Natural Golf has an agreement with Moe Norman to promote Natural Golf's swing system, golf clubs and other products. This agreement provides for a monthly payment of $3,000 plus $2,000 for each mutually agreed upon appearance. The term of this agreement is September 1, 2000 through August 31, 2003.

Natural Golf has an agreement with Sandy Lyle, a professional golfer. This agreement requires Natural Golf to pay minimum annual compensation of $60,000 plus tournament incentive compensation for finishes within the top 10 places in PGA Tour tournaments and European Tour Tournaments. The royalty can increase up to a maximum of $200,000 annually based on sales of certain products. The term of this agreement expires March 31, 2003. Upon expiration of this term, Natural Golf will have the option to extend the agreement for an additional two-year term. Natural Golf has also agreed to issue the professional golfer 3,125 warrants for the purchase of common stock at the conclusion of each year under the contract. As of November 30, 2002, 3,125 warrants have been issued. The warrants have an exercise price of $.01 per share and expire September 30, 2003. This agreement also requires Natural Golf to pay a 5% royalty of sales originating from any European country.

Natural Golf has a consulting agreement with Robert Lukasiewicz for the design and engineering of Natural Golf's products. The agreement provides for payment of $3,000 per month and has been continued beyond the 12/31/02 expiration date.

2.15     Legal Proceedings:

None

2.16     Certain Transactions:

See other Sections of this Schedule A, as appropriate.

Natural Golf entered into an Employment Separation and Release Agreement with Lawrence Olson dated 12/16/02. The agreement provided for, among other things, a warrant to purchase 80,733 shares of common stock at $0.01 per share for unpaid compensation, a note for $93,706 payable 7/1/03 for unreimbursed expenses and secured by a lien on Natural Golf's assets, and registration rights on his shares and the shares underlying the warrants.

On February 11, 2003, Natural Golf issued 71,780 and 69,787 shares of common stock to Andrew Wyant and Thomas Herskovits, respectively, at $4.00 per share for payment of certain unpaid bonuses and compensation, loans, and unreimbursed business expenses.

Certain notes maturing 10/15/02 were extended and renewed under new terms and conditions (including extending the maturity to 7/1/03). Two of these note holders were David and Kathryn Herskovits, who are the son and daughter of Thomas Herskovits.

From time to time, Thomas Herskovits advances funds to Natural Golf on a short-term basis. These advances amount to $15,000 at February 20, 2003

On February 10, 2003, Strategic Asset Management LLC purchased 1/2 Unit for $25,000 of the 30 Units described in Section 2.9 of this Schedule A. Spencer I Browne, one of the directors of Natural Golf, is affiliated as a principal of Strategic Asset Management, LLC.

2.18     Intellectual Property:

SEE SCHEDULE 2.18 HERETO FOR A LISTING OF ISSUED AND PENDING PATENTS, TRADEMARKS AND COPYRIGHTS.

2.20     Related Party Contracts:

See other Sections of this Schedule A, as appropriate.

Certain notes issued by Natural Golf to David and Kathryn Herskovits, the son and daughter of Thomas Herskovits, amounting to $100,000 in the aggregate.

Natural Golf purchases promotional items from Ha-Lo, a promotional products company in which the sales person is Kent Wyant, brother of Andrew Wyant.

Thomas Herskovits personally guarantees the Harris Bank loan in the amount of $400,000.

On February 10, 2003, Strategic Asset Management LLC purchased 1/2 Unit for $25,000 of the 30 Units described in Section 2.9 of this Schedule A. Spencer I Browne, one of the directors of Natural Golf, is affiliated as a principal of Strategic Asset Management, LLC.

2.22     Benefit Plans

Natural Golf has a 401K retirement plan, a 2002 stock option plan and a health insurance plan.

                                   SCHEDULE B




                                      None

                                                                     EXHIBIT A


                              CERTIFICATE OF MERGER
                                       OF
                         NATURAL GOLF ACQUISITION CORP..
                                      INTO
                            NATURAL GOLF CORPORATION

         Pursuant to Section 252 of the General Corporation Law of the State of Delaware ("General Corporation Law"), Natural Golf Corporation certifies as follows:

     1. The constituent corporations are: Natural Golf Acquisition Corp.., a Delaware corporation, and Natural Golf Corporation, an Illinois corporation.

     2. An agreement and plan of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252 of the General Corporation Law and in accordance with Sections 5/11.05 and 5/11.20 of the Illinois Business Corporation Act.

     3. The name of the surviving corporation is Natural Golf Corporation.

     4. The certificate of incorporation of the surviving corporation shall be the certificate of incorporation of the surviving corporation.

     5. The executed agreement and plan of merger is on file at the principal office of Natural Golf Corporation at 1200 Business Center Drive, Suite 400, Mount Prospect, Illinois 60056.

     6. A copy of the agreement and plan of merger will be furnished by Natural Golf Corporation, on request and without cost, to any stockholder of either constituent corporation.

     7. Natural Golf Corporation hereby agrees that it may be served with process in Delaware in any proceeding for enforcement of any obligation of Natural Golf Acquisition Corp.., as well as for enforcement of any obligation of Natural Golf Corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to ss. 262 of the General Corporation Law of Delaware of Delaware and irrevocably appoints the Secretary of State as its agent to accept service of process in any such suit or other proceedings. The address to which a copy of such process shall be mailed by the Secretary of State is: 1200 Business
Center  Drive,  Suite  400,  Mount  Prospect,   Illinois  60056.

                                NATURAL  GOLF CORPORATION


                               By:
                                    ---------------------------------------
                               Name:
                                      -------------------------------------
                               Title:
                                       ------------------------------------

Form BCA-11.25            ARTICLES OF MERGER                     EXHIBIT B
(Rev. Jan.. 1999)       CONSOLIDATION OR EXCHANGE           File #
------------------------------------------------------------------------------

Jess White
Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782-6961
http://www. sos.state.il.is
-------------------------------------                --------------------------
DO NOT SEND IN CASH                                      SUBMIT IN DUPLICATE
Remit payment in check or money                           This space for use
order, payable to "Secretary of State"                  by Secretary of State
Filing Fee is $100, but if merger of
consolidation involves more than 2                   Date
corporations, $50 for each additional                Filing Fee $
corporation.                                         Approved
-------------------------------------------------------------------------------
1. Names of the corporations proposing to merge and the state or country of their incorporation:


Name of Corporation           State or Country              Corporation
                              of Incorporation              File Number

Natural Golf Corporation        Illinois                     5622-627-3
-------------------------------------------------------------------------------
Natural Golf Acquisition Corp.  Delaware
-------------------------------------------------------------------------------
2. The laws of the state or country under which each corporation is incorporated permits such merger,consolidation or exchange. surviving

3. (a) Name of the surviving corporation: Natural Golf Corporation
   (b) it shall be governed by the laws of: Illinois
-------------------------------------------------------------------------------
   If not sufficient space to cover this point, add one or more sheets of this size. merger
4. Plan of merger attached

5. Plan of merger was approved, as to each corporation not organized in Illinois, incompliance with the laws of the exchange state under which it is organized, and (b) as to each Illinois corporation, as follows:

(Thefollowing items are not applicable to mergers underss.11.30 - 90% owned subsidiary provisions. See Article 7.)

(Only "X" one box for each Illinois corporation)


                    By the shareholders, a resolution of the board of directos having been duly adopted and submitted to a vote at a meeting of shareholders. Not less than the minimum numbe of votes required by statute and by the articles of incorporation voted in favor of the action taken

Name of Corporation
-------------------
Natural Gold Corporation             [X]


-------------------------------------------------------------------------------

6. (Not applicable if surviving, new or acquiring corporation is an Illinois corporation)

It is agreed that, upon and after the issuance of a certificate of merger, consolidation or exchange by the Secretary of State of the State of Illinois:

a.   The surviving,  new or acquiring  corporation may be served with process in the  State  of  Illinois  in any  proceeding  for  the  enforcement  of any obligation of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such corporation organized under the laws of the State of Illinois against the surviving, new or acquiring corporation.

b. The Secretary of State of the State of Illinois shall be and hereby is irrevocably appointed as the agent of the surviving, new or acquiring corporation to accept service of process in any such proceedings, and

c. The surviving, new, or acquiring corporation will promptly pay to the dissenting shareholders of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange the amount, if any, to which they shall be entitled under the provisions of "The Business Corporation Act of 1983" of the State of Illinois with respect to the rights of dissenting shareholders. By the shareholders, a resolution of the board of directors having been duly adopted and submitted to a vote at a meeting of share- holders. Not less than the minimum number of votes required by statute and by the articles of incorporation voted in favor of the action taken. (ss. 11.20) By written consent of the shareholders having not less than the minimum number of votes required by statute and by the articles of incorpora- tion. Shareholders who have not consented in writing have been given notice in accor- dance with ss. 7.10 (ss. 11.220) By written consent of ALL the share- holders entitled to vote on the action, in accordance with ss. 7.10 & ss. 11.20

------------------------------------------------------------------------------

7. (Complete this item if reporting a merger underss.11.30-90% owned subsidiary provisions.)

a. The number of outstanding shares of each class of each merging subsidiary corporation and the number of such shares of each class owned immediately prior to the adoption of the plan of merger by the parent corporation, are:

                    Total Number of Shares    Number of Shares of Each Class
                        Outstanding            Owned Immediately Prior to
Name of Corporation    of Each Class        Merger by the Parent Corporation
---------------------   -------------       ---------------------------------
---------------------   -------------       ---------------------------------
---------------------   -------------       ---------------------------------


b. (Not applicable to 100% owned subsidaries)
The date of mailing a copy of the plan of merger and notice of the right to dissent to the shareholders of each merging subsidiary corporation was _____________________ ,  _________.
                  (Month & Day)           (Year)

Was written consent for the merger or written waiver of the 30-day period by the holders of all the outstanding shares of all subsidiary corporations received? [ ]Yes [ ]No

(If the answer is "No," the duplicate copies of the Articles of Merger may not be delivered to the Secretary of State until after 30 days following the mailing of a copy of the plan of merger and of the notice of the right to dissent to the shareholders of each merging subsidiary corporation.)

8. The undersigned corporations have caused these articles to be signed by their duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true. (All signatures must be in BLACK INK.)

                                       2003
Dated _____________________________, ____________     Natural Golf Corporation
                (Month & Day)            (Year)      (Exact Name of Corporation)
attested by
    ----------------------------------------------   By: ---------------------------
   (Signature of Secretary or Assistant Secretary)     (Signature pf President or Vice President)

    Andrew S. Wyant, Secretary                        Andrew S. Wyant, President
    ----------------------------------------------    -----------------------------
    (Type or Print Name)                               (Type or Print Name)

                                       2003
Dated _____________________________, ____________    Natural Gold Acquisition Corp.
                (Month & Day)            (Year)      (Exact Name of Corporation)
attested by
    ----------------------------------------------   By: ---------------------------
   (Signature of Secretary or Assistant Secretary)     (Signature pf President or Vice President)

    Spencer I. Browne, Secretary                       Kevin R. Keating, President
    ----------------------------------------------    -----------------------------
    (Type or Print Name)                               (Type or Print Name)


                                  SCHEDULE 2.18
                                       TO
                          AGREEMENT AND PLAN OF MERGER


TRADEMARKS - REGISTERED
-----------------------
The Natural - United  States
A Lifetime of Better Golf - United  States
History Stick - United States
Natural Golf - Canada
European Union Natural Golf (logo) - United  States
Natural  Golf  (Services) - United  States
Natural Golf (Golf Clubs) - United States
Natural Golfer - United States
TI Hammer - United States

TRADEMARKS - PENDING
--------------------
Big Daddy - United States
Natural Golf - Japan
Pipeline - United States, Canada, European Union, Japan
Pro Performance - United States
Single Plane - United States

PATENTS - ISSUED
---------------
Golf Club Head Design and Method - United States     Patent No. 5,803,827
Sand Wedge - United States Design Patent No. D388,144

PATENTS - PENDING
-----------------
Golf Club Head - United States Serial No. 29/151,184

COPYRIGHTS - REGISTERED
------------------------
Natural Golf Putting
Student Learning Manual
Why It Works
Golf Reform is At Hand
Bishops of the Game
How It Works
Faults & Fixes
Short Game "A Naturally Simple Way to Lower Your Score"
Driving for Distance